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PART IV - ITEM 14 (a)(3) EXHIBIT NO. 12.1
UnionBanCal Corporation and Subsidiaries
Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements

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(In millions, except ratios)                                                        For the Years Ended December 31,
--------------------------------------------------------------    -----------------------------------------------------------------
                                                                       1994         1995         1996         1997         1998
                                                                  ------------- ------------ ------------ ------------ ------------
EXCLUDING INTEREST ON DEPOSITS
Income before income taxes and effect of accounting changes         $   246      $   506      $   412      $   650       $   672

Fixed Charges:
     Interest expense                                                   483          705          759          802           767
     One third of rents, net income from subleases (A)                   17           14           18           12            13
                                                                    -------      -------      -------      -------       -------
          Total fixed charges                                           500          719          777          814           780
                                                                    -------      -------      -------      -------       -------
Earnings before taxes, fixed charges, and effect of
     accounting changes, excluding capitalized interest             $   746      $ 1,225      $ 1,189      $ 1,464       $ 1,452
                                                                    -------      -------      -------      -------       -------
                                                                    -------      -------      -------      -------       -------
Fixed charges, as above                                             $   500      $   719      $   777      $   814       $   780
Preferred stock dividends                                                11           11           11            8             -
                                                                    -------      -------      -------      -------       -------
Fixed charges including preferred stock dividends                   $   511      $   730      $   788      $   822       $   780
                                                                    -------      -------      -------      -------       -------
                                                                    -------      -------      -------      -------       -------
Ratio of earnings to fixed charges and preferred
     stock dividend requirements                                       1.46         1.68         1.51         1.78          1.86
                                                                    -------      -------      -------      -------       -------
                                                                    -------      -------      -------      -------       -------
INCLUDING INTEREST ON DEPOSITS
Fixed charges including preferred stock dividends                   $   511      $   730      $   788      $   822       $   780
Add:  Interest on deposits                                              311          454          532          596           555
                                                                    -------      -------      -------      -------       -------
Total fixed charges including preferred stock
     dividends and interest on deposits                             $   822      $ 1,184      $ 1,320      $ 1,418       $ 1,335
                                                                    -------      -------      -------      -------       -------
                                                                    -------      -------      -------      -------       -------
Earnings before taxes, fixed charges, and effect of
     accounting changes, excluding capitalized
     interest, as above                                             $   746      $ 1,225      $ 1,189      $ 1,464       $ 1,452
Add:  Interest on deposits                                              311          454          532          596           555
                                                                    -------      -------      -------      -------       -------
Total earnings before taxes, fixed charges, effect
     of accounting changes, and interest on deposits                $ 1,057      $ 1,679      $ 1,721      $ 2,060       $ 2,007
                                                                    -------      -------      -------      -------       -------
                                                                    -------      -------      -------      -------       -------
Ratio of earnings to fixed charges and preferred
     stock dividend requirements                                       1.29         1.42         1.30         1.45          1.50
                                                                    -------      -------      -------      -------       -------
                                                                    -------      -------      -------      -------       -------
(A)  The proportion deemed representative of the interest factor.

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